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                                                                     Exhibit 3.1

                      FOURTH AMENDED AND RESTATED BYLAWS

                                      OF

                            MANNATECH, INCORPORATED




                              A TEXAS CORPORATION



                               DATE OF ADOPTION:
                                August 8, 2001
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                      FOURTH AMENDED AND RESTATED BYLAWS

                                      OF

                            MANNATECH, INCORPORATED

                              A TEXAS CORPORATION


                                   ARTICLE I

                               REGISTERED OFFICE

    The registered office of the Corporation required by the Texas Business Corporation Act (the "TBCA") to be maintained in the State of Texas shall be the registered office named in the Amended and Restated Articles of Incorporation of the Corporation or such other office (which need not be a place of business of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law.

                                  ARTICLE II

                                 SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof.

     SECTION 2. QUORUM; REQUIRED VOTE FOR SHAREHOLDER ACTION; ADJOURNMENT OF MEETINGS.

     (a) Quorum. A quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy. The validity of any proxy shall be determined according to criteria established by the Board of Directors or its designee.

     (b) Voting on Matters Other than the Election of Directors. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Amended and Restated Articles of Incorporation or these bylaws in accordance with the TBCA. The validity of any proxy shall be determined according to criteria established by the Board of Directors or its designee.

     (c) Voting in the Election of Directors. shall be elected only if the director receives the vote of the holders of a plurality of the shares entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present.
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     (d)  Adjournment. Notwithstanding the other provisions of the Amended and
Restated Articles of Incorporation or these bylaws, the chairman of the meeting or the holders of a majority of the shares entitled to vote that are represented in person or by proxy at any meeting of shareholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the shareholders, such time and place shall be determined by a vote of the holders of a majority of the shares entitled to vote that are represented in person or by proxy in such meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

     SECTION 3. ANNUAL MEETINGS. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of other business as may properly come before the meeting, shall be held at such place, within or without the State of Texas, on such date and such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 180 days subsequent to the end of the Corporation's most recent fiscal year.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders for any proper purpose or purposes may be called at any time by (a) the Chairman of the Board, (b) the Chief Executive Officer; or (c) the Secretary, on written request of any two directors, (d) the holders of at least ten percent of all the shares entitled to vote at the proposed special meeting. The record date for determining shareholders entitled to call a special meeting is the date any shareholder first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof required by these bylaws) may be conducted at a special meeting of the shareholders.

     SECTION 5. CLOSING SHARE TRANSFER RECORDS; RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten days immediately preceding such meeting.

     In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to taken.

     If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or

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redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall also apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

     SECTION 6. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

     SECTION 7. VOTING LIST. The Chief Financial Officer ("CFO") or his designee having charge of the share transfer records of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation by the CFO or his designee and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

     SECTION 8. PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholders. A telegram, telex, cablegram, telecopy or similar transmission by the shareholder, or a photographic, photostatic, facsimile, electronic mail or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of shareholders or in connection with the taking of any action by written consent shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting or execution of the written consent as the case may be. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. The validity of any proxy shall be determined according to criteria established by the chief executive officer or his designee.

     SECTION 9. VOTING; INSPECTORS; ELECTIONS. Unless otherwise required by law or provided in the Amended and Restated Articles of Incorporation, each outstanding share,

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regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     At any meeting at which a vote is taken, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such person's ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

     SECTION 10. CONDUCT OF MEETINGS. All meetings of the shareholders shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board, or if the Chairman of the Board is not present, the designated officer appointed by majority vote of the Board of Directors as chairman for the sole purpose of conducting the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if the Secretary is not present an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman of the meeting in order. The Company shall publish in advance of any meeting of the shareholders the rules and procedures that will govern the conduct of the meeting.

     SECTION 11. TREASURY SHARES. Neither the Corporation nor any other person shall vote, directly or indirectly, at any meeting, Treasury Shares, as defined in the TBCA, shares of the Corporation's own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation's own stock held by the Corporation in a fiduciary capacity; and such shares shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 12. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and the consent shall have the same force and effect as a unanimous vote of the shareholders. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission

     SECTION 13. FIXING RECORD DATES FOR CONSENTS TO ACTION. Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by law or these bylaws, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the

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first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the chief executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the TBCA or these bylaws, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

                                  ARTICLE III

                              BOARD OF DIRECTORS

     SECTION 1. POWER; NUMBER; TERM OF OFFICE; ELECTION. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by the Board of Directors except as the Board of Directors shall delegate the power to so manage to the Executive Committee or other committee. Directors need not be residents of the State of Texas or shareholders of the Corporation.

          Unless otherwise provided in the Amended and Restated Articles of Incorporation, the number of directors that shall constitute the Board of Directors, which shall not be less than three, shall be determined from time to time either (i) by resolution of the Board of Directors (provided that no decrease in the number of directors that would have the effect of shortening the term of an incumbent director may be made by the Board of Directors) or (ii) by the shareholders at an annual meeting or a special meeting called for that purpose. The current number of directors is hereby set at nine. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The Board of Directors shall include at least the minimum number of independent directors required by the rules of the Securities and Exchange Commission and any applicable securities exchange on which the stock of the Company is listed.

          The directors shall be divided into three classes as nearly equal in number as possible and one class of directors shall be elected by plurality vote at each annual meeting of shareholders to hold office for a three-year term. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

          Nominations for candidates for Director shall be made by the Nominating Committee of the Board of Directors in accordance with the rules set forth in the Nominating Committee's charter. A shareholder entitled to vote at a meeting of Shareholders may deliver written notice to the CFO of the Corporation of proposed candidates for director no later than December 31st of the year preceding the next annual shareholder meeting in which the election of directors will be among the matters to be presented for a shareholder's vote. The Nominating Committee or the Board of Directors shall establish criteria for consideration of any such additional candidates which general criteria may be disseminated to the shareholders at the

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Nominating Committee's discretion.. Those candidates whose names are submitted by shareholders and not nominated by the Nominating Committee shall not be disclosed in the proxy statement prepared in connection with the annual shareholders meeting or on the ballot for election of directors distributed at the annual meeting of shareholders

     SECTION 2. ADVISORS TO THE BOARD. The Board of Directors may appoint certain individuals to the position of "Advisory Director." There may be any number of Advisory Directors named or elected by the Board of Directors to advise said Board. Advisory Directors shall not be members of the Board of Directors and shall not be entitled to vote, nor in any way direct or affect the affairs of the Corporation coming before the Board of Directors, except by advice or suasion of the voting Directors. The presence or absence of an Advisory Director shall not affect the constitution of a quorum.

     SECTION 3. QUORUM; REQUIRED VOTE FOR DIRECTOR ACTION. Unless otherwise required by law, a majority of the total number of directors fixed by, or in the manner provided in, these bylaws shall constitute a quorum for the transaction of business of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. MEETINGS; ORDER OF BUSINESS; ATTENDANCE OF COUNSEL. Regular or Special Meetings of the Board of Directors may be held within or outside the State of Texas.

     Unless authorized by a majority vote of the directors, no director may have private counsel present at any meeting of the Board of Directors. On the request of any director during a regular or special meeting of the Board of Directors, those directors participating in the meeting may, by majority vote, authorize such requesting director to have personal counsel attend the meeting. The director so requesting the attendance of counsel may participate in voting to determine whether such attendance of counsel shall be authorized.

     Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or by any two directors. Notice of such special meeting may be given either (i) by the person or persons who have called the meeting or (ii) by the Secretary upon the request of the person or persons who have called the meeting, in each case on at least 24 hours personal, written, electronic mail, telegraphic, cable, wireless, or facsimile notice to each director. Such notice or any waiver thereof pursuant to Article VIII, Section 3 hereof need not state the purpose or purposes of such meeting.

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     SECTION 7.  VACANCIES; INCREASES IN THE NUMBER OF DIRECTORS. Any vacancy occurring in the Board of Directors other than by reason of an increase in the number of directors may be filled (a) by election at an annual or special meeting of the shareholders called for that purpose or (b) by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy occurring other than by reason of an increase in the number of directors shall be elected for the unexpired term of his predecessor in office. A vacancy shall be deemed to exist by reason of the death or resignation of the person elected, or upon the failure of shareholders to elect directors to fill the unexpired terms of directors removed in accordance with the provisions of Section 7 of this Article III.

     Any directorship to be filled by reason of an increase in the number of directors may be filled (a) by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; PROVIDED, HOWEVER, that during the period between any two successive annual meetings of shareholders, the Board of Directors may not fill more than three such directorships; or (b) by election at an annual or special meeting of shareholders entitled to vote in the election of such directors called for that purpose.

     SECTION 8. REMOVAL. At any meeting of shareholders at which a quorum of shareholders is present called expressly for that purpose, or pursuant to a written consent adopted pursuant to Article II, Section 12 hereof, any director may be removed from office with or without cause, by vote of the holders of issued and outstanding shares representing a majority of the votes entitled to be cast for the election of such director. The Board of Directors, by majority vote, may also remove a director from office at any regular meeting by resolution declaring the director's position vacant in the event the director, in the Board's determination, has become incapacitated and cannot perform his or her duties as director, or the director has been absent, without cause considered adequate by the Board, from any two consecutive regular meetings of the Board or from a total of four meetings in any 12-month period.

     SECTION 9. COMPENSATION. The Board of Directors shall have the authority to fix the compensation, if any, of independent directors. Only independent directors shall be compensated for services rendered as a member of the Board of Directors.

     SECTION 10. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 11. ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the TBCA, the Amended and Restated Articles of Incorporation or these bylaws to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the members of the Board of

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Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board of Directors or any such committee, as the case may be. Subject to the requirement of the TBCA or these bylaws for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or any committee of directors, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE IV

                                  COMMITTEES

     SECTION 1. DESIGNATION; POWERS. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committee, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Committee members may be removed from committees, with or without cause, by the Board of Directors. Any such committee, to the extent provided in such resolution or in the Amended and Restated Articles of Incorporation or bylaws shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the TBCA or below.

     No committee of the Board of Directors shall have the authority of the Board of Directors in reference to:

     (1) amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Articles of Incorporation or these bylaws, exercise the authority of the Board of Directors vested in it in accordance with
          Article 2.13 of the TBCA;

     (2) proposing a reduction in the stated capital of the Corporation in the manner permitted by Article 4.12 of the TBCA;

     (3)  approving a plan of merger or share exchange of the Corporation;

     (4) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

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     (5)   recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of its business;

     (6) amending, altering or repealing the bylaws of the Corporation or adopting new bylaws of the Corporation;

     (7)   filling vacancies in the Board of Directors;

     (8) filling vacancies in or designating alternate members of any such committee;

     (9) filling any directorship to be filled by reason of an increase in the number of directors;

     (10) electing or removing officers of the Corporation or members or alternate members of any such committee;

     (11) fixing the compensation of any member, or alternate members of such committee; or

     (12) altering or repealing any resolution of the Board of Directors that by its terms provided that it shall not be so amendable or repealable.

Unless the resolution designating a particular committee, the Amended and Restated Articles of Incorporation or these bylaws expressly so provide, no committee of the Board of Directors shall have the authority to authorize a distribution (as such term is defined in the TBCA) or to authorize the issuance of shares of the Corporation.

     SECTION 2. PROCEDURE; MEETINGS; QUORUM. Any committee designated pursuant to Section 1 of this Article shall by written charter which shall be submitted for approval to the Board of Directors, choose its own chairman and secretary, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members shall be necessary for the adoption by it of any resolution

     SECTION 3. DISSOLUTION. The Board of Directors may dissolve any committee at any time, unless otherwise provided in the Amended and Restated Articles of Incorporation or these bylaws.

                                   ARTICLE V

                                   OFFICERS

     SECTION 1. NUMBER, TITLES AND TERMS OF OFFICE. The officers of the Corporation shall be a Chairman of the Board, chief executive officer, a President and a

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Secretary and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chairman of the Board, no officer need be a director.

     SECTION 2. SALARIES. The salaries or other compensation, if any, of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

     SECTION 3. REMOVAL. Any officer or agent may be removed, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4. VACANCIES. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

     SECTION 5. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Board of Directors will designate the Chairman of the Board, or two or more Co-Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors meetings and shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to that office by the Board of Directors.

     SECTION 6. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Board of Directors will designate the chief executive officer of the Corporation and subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; subject to any limitations placed by the Board of Directors, the chief executive officer may agree upon and execute on behalf of the Corporation leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign certificates for shares of capital stock of the Corporation. The chief executive officer shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned by the Board of Directors.

     SECTION 7. POWERS AND DUTIES OF THE PRESIDENT. Unless the Board of Directors otherwise determines, the President shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the shareholders and (should he be a director) of the Board of Directors; and the President shall have such powers and duties as designated in accordance with these bylaws and as from time to time may be assigned by the Board of Directors.

     SECTION 8. VICE PRESIDENTS. The Vice President(s), if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. In addition, in the absence of the Chairman of the Board or President, or in the event of their inability or refusal to act, (a) a Vice President designated by the Board of Directors or (b) in the

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absence of such designation, the Vice President who is present and who is senior in terms of rank (or in the absence of a senior rank, time) as a Vice President of the Corporation, shall perform the duties of the Chairman of the Board, or the President as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board, or the President; provided that such person shall not preside at meetings of the Board of Directors unless such person is a director.

     SECTION 9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned by the Board of Directors. The Chief Financial Officer shall perform all acts incident to the position of the Chief Financial Officer subject to the control of the chief executive officer and the Board of Directors; and the Chief Financial Officer shall, if required by the Board of Directors, give such bond for the faithful discharge of the Chief Financial Officer's duties in such form as the Board of Directors may require.

     SECTION 10. ASSISTANT TREASURERS. The Assistant Treasurers shall assist the Treasurer and shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act. Each Assistant Treasurer, if any, shall have such other powers and duties as designated by these bylaws and as from time to time may be assigned by the chief executive officer, the Board of Directors or the Treasurer.

     SECTION 11. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors, and the minutes of all meetings of the shareholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal (if any) of the Corporation to all contracts of the Corporation and attest thereto; may sign with the other appointed offices all certificates for shares of capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours. The Secretary shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned by the chief executive officer or the Board of Directors; and shall in general perform all duties incident to the office of Secretary, subject to the control of the chief executive officer of the Board of Directors.

     SECTION 12. ASSISTANT SECRETARIES. The Assistant Secretary shall assist the Secretary and shall exercise the power of the Secretary during that officer's absence or inability or refusal to act. Each Assistant Secretary, if any, shall have such other powers and duties as designated by these bylaws and as from time to time to be assigned by the chief executive officer, the Board of Directors or the Secretary.

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

                                  ARTICLE VI

                         INDEMNIFICATION OF DIRECTORS,
                        OFFICERS, EMPLOYEES AND AGENTS

     SECTION 1. RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions as provided in this Article VI, and in Section 2.02-1 of the TBCA (relating among other matters to liability for receipt of an improper personal benefit or liability to the Corporation), as from time to time amended, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "proceeding"), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBCA as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability.

     SECTION 2. ADVANCE PAYMENT. The right to indemnification conferred in this
Article VI shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this
Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

     SECTION 3. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation, by adoption of a resolution of the Board of Directors, may (but shall not be required to) indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article VI; and, the Corporation may (but shall not be required to) indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan and or other enterprise against any liability asserted against that person and incurred by that person in such a capacity or arising out of such individual's status as such a person to the same extent that it may indemnify and advance expenses to directors under this
Article VI.

     SECTION 4. APPEARANCE AS A WITNESS. Notwithstanding any other provision of this Article VI, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

     SECTION 5. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Section 3 of this Article VI may have or hereafter acquire under any law (common or statutory), provision of the Amended and Restated Articles of Incorporation or these bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     SECTION 6. INSURANCE. The Corporation may purchase and maintain insurance and, to the extent permitted by the TBCA, similar arrangements, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI.

     SECTION 7. SHAREHOLDER NOTIFICATION. To the extent required by law, any indemnification of or advance of expenses to a director or officer in accordance with this Article VI shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholder's meeting or with or before the next submission to shareholders of a consent to action without a meeting.

     SECTION 8. SAVINGS CLAUSE. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article VI as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                 CAPITAL STOCK

     SECTION 1. CERTIFICATES OF STOCK. The certificates for shares of the capital stock of the Corporation shall be in such form, consistent with that required by law and the Amended and Restated Articles of Incorporation, as shall be approved by the Board of Directors. The Chairman of the Board, President or a Vice President (if any) shall cause to be issued to each shareholder one or more certificates, which shall be signed by (a) one of the chief executive officer, President, or a Vice President and (b) one of the Chief Financial Officer, Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such shareholder in the Corporation; provided however, that any or all of the signatures on the certificate may be facsimile. If the Board of Directors shall have provided for a seal, such certificates shall bear such seal or a facsimile thereof. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

     SECTION 2. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Section 4 of this Article VII, if applicable). Upon such surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 4 of this Article VII, if applicable) and of compliance with any transfer restrictions applicable thereto contained in an agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of legend with respect thereto placed on any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 3. REGULATIONS REGARDING CERTIFICATES. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

     SECTION 4. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate that is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

     SECTION 2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer, if any, or by any Assistant Secretary or Assistant Treasurer.

     SECTION 3. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given by law, the Amended and Restated Articles of Incorporation or these bylaws, except with respect to notices of meetings of shareholders (with respect to which the provisions of Article II, Section 6 apply) and except with respect to notices of special meetings of the Board of Directors (with respect to which the provisions of Article III, Section 6 apply), said notice shall be deemed to be sufficient if given (a) by telegraphic, cable, telecopy, facsimile, electronic mail, or wireless transmission or (b) by deposit of same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

                Whenever notice is required to be given by law, the Amended and Restated Articles of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given by law, the Amended and Restated Articles of Incorporation or these bylaws, as the case may be.

     SECTION 4. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     SECTION 5. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

     SECTION 6. BOOKS AND RECORDS. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

     SECTION 7. AMENDMENT OF BYLAWS. No provision of the Corporation's bylaws which has been adopted by the shareholders may be amended, modified or repealed, except by the vote of a majority of the shareholders. No bylaw provision which conflicts with or is contrary to a bylaw adopted by the shareholders may be adopted, except by the vote of a majority of the shareholders. Except as otherwise provided in this Section 7, the power to alter, amend or repeal the bylaws or adopt new bylaws shall be vested in the Board of Directors.

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